FIRST AMENDED CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDED CONVERTIBLE PROMISSORY NOTE (the “Amended Note”), is effective as of August 17, 2007, between Firle Trading, S.A., (the “Noteholder”) and PNG Ventures, Inc., a Nevada corporation (the "Company").

RECITALS

WHEREAS, on March 31, 2006, the Company entered into a Convertible Promissory Note (the “Note”), a copy of which is attached hereto as Exhibit A;

WHEREAS, on August 15, 2007, the Note was assigned to the Noteholder pursuant to an “Assignment of Convertible Promissory Note” agreement, a copy of which is attached hereto as Exhibit B;

WHEREAS, the Maturity Date, as defined in the Note, has passed without payment of the principal amount of the note nor any accrued interest;

WHEREAS, the parties wish to amend the terms of the Note;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amended Note, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

A.           AMENDMENT.

1.           Retirement of Principal Amount of Note.    Seventy Thousand Dollars ($70,000) of the original One Hundred and Twenty Thousand Dollars ($120,000) shall be retired such that upon execution of this Amended Note, the principal amount of the note shall be Fifty Thousand Dollars ($50,000).

2.           Conversion Price.  Section 4 of the Note shall be amended as follows:

The Noteholder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, into fully paid and non-assessable shares of the common stock of the Company as such stock exists on the date of issuance of this Note, or is hereafter be changed or reclassified, at a “Conversion Price” equal to the lesser of:  (i) $0.025 per share or, (ii) the current “Market Price,” which shall be equal to fifty percent (50%) of the average of the three lowest closing bid prices of the Company’s common stock as reported by the principal market for the thirty trading days preceding the date of conversion.  The Conversion Price shall be subject to proportional adjustment for reclassification, Stock Splits, Combinations and Dividends.

SIGNATURE PAGE

IN WITNESS WHEREOF, this First Amended Convertible Promissory Note has been executed by the parties as of the date first listed above.

PNG VENTURES, INC. /s/ Mark L. Baum _____________________________ By: Mark L. Baum Its: President	FIRLE TRADING, S.A. /s/ Juan Montes ______________________________ By: Juan Montes Its: President